Exhibit 10.17

                             SHAREHOLDERS AGREEMENT



     This Shareholders Agreement, dated for reference purposes September 12, 2000, is made by and among TSET, Inc., a Nevada corporation ("TSET"), Bryan Holbrook ("Holbrook") an individual, and EdgeAudio.Com, Inc., an Oregon corporation ("the Corporation"). TSET and Holbrook are referred to in this Agreement collectively as the "Shareholders" and each individually as a "Shareholder."

     The Shareholders own all of the outstanding common stock of the Corporation. The Shareholders believe that it will promote their mutual interests and help insure continuity and stability in the management of the Corporation to impose certain restrictions and obligations upon themselves and the Corporation with respect to the transfer and ownership of their shares of common stock of the Corporation ("Shares").

     Therefore, for valuable consideration, including the mutual covenants set forth below, the parties agree as follows:

1.      RESTRICTIONS ON TRANSFER

     1.1 No transfer of any of the Shares shall be valid unless such transfer is made in accordance with the provisions of this Agreement. Any transfer in violation of this Agreement shall be void. The Corporation may demand evidence of compliance with this Agreement as a condition precedent to registering the purported transfer on the Corporation's books.

     1.2 The restrictions set forth in this Agreement shall apply to all Shares now or at any time owned or acquired by any Shareholder.

2.      TRANSFER DEFINED

     The term "transfer" as used in this Agreement means any sale, assignment, exchange, pledge, hypothecation, lien, encumbrance, attachment, levy, foreclosure, or sale by legal process. The term transfer as used in this Agreement shall also include any filing by or against a Shareholder under any bankruptcy, reorganization, receivership, or other laws providing relief for debtors (collectively, Debtor Relief Laws). The term transfer shall not, however, include any gift, assignment, or sale to the Corporation.

3.      RIGHT OF FIRST REFUSAL UPON PROPOSED TRANSFER

     3.1 If a Shareholder wishes to transfer part or all of his Shares to a bona fide third party who is willing to purchase such Shares, the Shareholder must first offer to sell such Shares to the Corporation and the other Shareholders, at the price and on the same terms of the proposed transfer. The offer shall be made by giving the other Shareholders and the Corporation written notice of the proposed transfer (the "Proposed Transfer Notice") stating (a) that the Shareholder intends to transfer part or all his Shares, and (b) the terms of the proposed transfer, including the name and address of the proposed transferee, the transfer price, and the terms of payment.

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     3.2 During the 30-day period  following  delivery of the Proposed  Transfer
Notice the Corporation or the other Shareholders may accept the offer by giving written notice to the transferring Shareholder.

     3.3 The Corporation shall have the first right to purchase the offered Shares. If the Corporation elects not to purchase the offered Shares, the other Shareholders may purchase the offered Shares in such proportions as they mutually agree. If the other Shareholders can not agree on how many of the offered Shares each shall purchase, they shall have the right to purchase the offered Shares in proportion to the number of Shares each other Shareholder then owns.

     3.4 If the Corporation and the other Shareholders do not accept the offer during the 30-day period, then the Shareholders must upon the earlier of (a) within five (5) business days after determining that neither the Corporation nor the Shareholders are going to accept the offer or (b) the expiration of the 30-day period, provide the additional notice required under paragraph 6 of the Amendment to Agreement and Plan of Reorganization dated of even date herewith ("Amendment"). If the option to purchase provided for under paragraph 6 of the Amendment is not exercised, then the transferring Shareholder may complete the transfer, but only in strict accordance with the terms previously stated in the Proposed Transfer Notice and only if the proposed transferee first executes a counterpart of this Agreement, as amended, pursuant to which the proposed transferee agrees to be bound by the terms and provisions of this Agreement. If the transfer of the Shares is not completed within 30 days after the expiration of the option period provided for in paragraph 6 of the Amendment, the offered Shares shall again become subject to the restrictions of this Agreement.

4.      INVOLUNTARY TRANSFERS

     4.1 If any Shareholder (1) voluntarily or involuntarily becomes a debtor under the United States Bankruptcy Code (2) makes a general assignment for the benefit of creditors or permits any of his or her Shares to be attached or levied upon or to become subject to judicial sale or execution of judgment, or
(3) would be required to voluntarily or involuntarily transfer his or her Shares as a result of any event other than his or her death, the Shareholder shall automatically be deemed, immediately before such event occurs, to have made an offer (the "Offer") to sell to the Corporation and the other Shareholders all of the Shareholder's Shares at the price in effect under Section 5 on the date of the Offer and on the terms set forth in Section 6. Written notice of the Offer shall be given by certified mail to the Corporation and the other Shareholders. The Offer shall state the number of Shares to be transferred, the name and address of the proposed transferee and the nature and terms of the proposed transfer. The Offer shall be given by the person, firm, or entity seeking to attach, levy upon, lien, encumber, foreclose upon, sell by legal process, or otherwise exercise any asserted right or remedy with respect to the Shares. If the transfer is a proceeding against a Shareholder under any Debtor Relief Law, the person, firm, or entity filing the proceeding shall give the Offer.

     4.2 Within 90 days of the receipt of the Offer, the Corporation or the other Shareholders may elect to purchase all (but not less than all) of the offered Shares. The Corporation shall have the first right to purchase the offered Shares. If the Corporation elects not to purchase the offered Shares, the other Shareholders may purchase the offered Shares in such proportions as they mutually agree. If the other Shareholders can not agree on how many of the


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offered  Shares each shall  purchase,  they shall have the right to purchase the offered Shares in proportion to the number of Shares each other Shareholder then owns. If the Corporation or the other Shareholders do not elect to purchase all
of  the  offered   Shares,   the  transfer  may  then  become   effective.   The
transferee(s), in either case, shall then be deemed to be a Shareholder subject to all the restrictions of this Agreement. If the transfer of the Shares is not completed within 30 days after the expiration of the 90-day period specified above, the offered Shares shall again become subject to the restrictions of this Agreement.

5.      PRICE

     If the Corporation or other Shareholders purchase Shares as a result of an involuntary transfer, a transfer by operation of law, or pursuant to a proceeding filed under any Debtor Relief Law, the price to be paid by the Corporation or other Shareholders for the Shares shall be the lesser of the sum required to satisfy the applicable lien, encumbrance, judgment, or proceeding or the book value of the Shares being purchased.

6.      TERMS

     6.1 In the case of an involuntary transfer a purchaser shall pay the purchase price in cash at closing or at its election, in a series of 60 substantially equal monthly payments of principal and interest beginning on the closing date. The remaining balance (if any) shall be payable in full on the date the 60th payment is due. Interest shall be computed at a rate equal to the prime rate published in the Wall Street Journal on the closing date and shall be adjusted annually on each anniversary of the closing date.

     6.2 Except as may be otherwise agreed by the parties, the closing of any purchase shall be held at the Corporation's principal place of business on the 30th day after all notices have been given, all options have been exercised, and the purchase price has been determined. If the 30th day is a Saturday, Sunday, or a legal holiday, the closing shall be held on the next business day. At closing, the purchaser(s) shall tender to the selling Shareholder the required payment, and the selling Shareholder shall tender to the purchaser(s) the Shares to be purchased, together with an executed stock power.

7.      LEGEND

     Each certificate representing Shares of the Corporation now or hereafter held by the Shareholders shall be inscribed as follows:

          "The transfer of the shares of the Corporation represented by this certificate is restricted under the terms of a Shareholders Agreement dated September 12, 2000, a copy of which is on file at the offices of the Corporation."

8.      WAIVER

     Waiver by any party of any provision of this Agreement shall be in writing and signed by the party waiving the provision. In any event, such waiver shall not prejudice that party's right to subsequently require strict performance of the same or any other provision of this Agreement.

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9.      ATTORNEY FEES

     In the event of any legal action to enforce or interpret this Agreement, or otherwise related to this Agreement, or in the event a petition in bankruptcy is filed by or on behalf of a party, the prevailing party, in addition to all other sums that the other party may be required to pay, shall be entitled to recover such additional sum for the prevailing party's attorney fees and costs, as the applicable court determines to be reasonable in the action, including any proceeding at trial, on appeal, or on petition for review, and in any bankruptcy proceeding.

10.     EQUITABLE RELIEF

     The parties to this Agreement acknowledge that the Shares of the Corporation are unique and that money damages for breach of this Agreement are inadequate. Any party aggrieved by a breach of the provisions of this Agreement may bring an action at law or a suit in equity to obtain redress, including specific performance, injunctive relief, or any other available equitable remedy. Time and strict performance are of the essence of this Agreement.

11.     SUCCESSION

     This Agreement shall be binding on and inure to the benefit of the heirs, personal representatives, successors, assigns, and respective transferees of the Corporation and the Shareholders.

12.     NEW SHAREHOLDERS

     Notwithstanding any other provision, this Agreement shall be binding upon any person who becomes a shareholder of the Corporation by any method other than pursuant to an IPO, and such new Shareholder shall, if requested by the Corporation's Board of Directors or by the holders of a majority of the remaining Shares, execute a counterpart of this Agreement. The parties agree to require the execution of a counterpart of this Agreement by any transferee of Shares as a precondition to the effectiveness of any transfer as defined in
Section 2 of this Agreement and of the effectiveness of any issue of new or treasury shares.

13.     NOTICES

     Any notice, direction, or other instrument required or permitted to be given under this Agreement shall be in writing and may be given by delivering the same or sending the same by telecommunication or by registered or certified mail, postage prepaid, addressed to the applicable address shown below Agreement. Any notice, direction, or other instrument, if delivered, shall be deemed to have been given on the date on which it was delivered. If transmitted by telecommunication, it shall be deemed to have been given at the opening of business in the office of the addressee on the business day next following its transmission. If mailed, it shall be deemed to have been given on the second business day following its mailing. In this paragraph, a business day means any day except Saturday, Sunday, or a statutory holiday in the United States. Notice shall be sent to the addresses set for below:



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        If to the Corporation:
        15615 S.W. 74th, Suite 100
        Tigard, Oregon 97224

     If to a Shareholder: to such Shareholder's address on file with the Corporation

     Any party may, by written notice to the others, change his, her or its address for purposes of this Agreement.

14.     GOVERNING LAW

     This Agreement shall be governed and construed in all respects in accordance with the laws of the state of Oregon without regard to its conflicts of laws rules.

15.     SEVERABILITY

     The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable provisions were omitted. In any such case, the provision deemed invalid or unenforceable shall be remade or interpreted by the parties in a manner that such provision shall be enforceable to preserve, to the maximum extent possible, the original intention and meaning thereof.

16.     ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior promises, representations, and agreements with respect to Shares of the Corporation. No modification of this Agreement shall be effective unless in writing and signed by all the parties.

17.     PARAGRAPH CAPTIONS

     Paragraph captions are for the convenience of the parties and shall not affect the interpretation of this Agreement.

18.     COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

19.     PUBLIC OFFERING

     If a public offering is made for the sale of shares with regulatory approval under state Blue Sky laws or the Securities and Exchange Commission of the United States, (a) the Shareholders agree to cooperate with the Corporation in obtaining such regulatory approval, including, but not limited to, providing to the Corporation information and documentation regarding the Shareholders, and
(b) upon the sale of shares pursuant to such offering, this Agreement shall terminate.

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     IN WITNESS WHEREOF,  the parties have executed this Agreement as of the day and year first written above.

                                        SHAREHOLDERS:

                                        TSET INC

                                        By:   /s/ Jeffrey D. Wilson
                                              ---------------------
                                              Jeffrey D. Wilson, Chairman and
                                              Chief Executive Officer


                                        /s/ Bryan Holbrook
                                            -----------------------
                                            Bryan Holbrook



                                        CORPORATION:


                                        EDGEAUDIO.COM, INC.


                                        By:
                                            --------------------------

                                        Title:
                                              ------------------------




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                                      SHAREHOLDERS:

                                      TSET INC

                                      By: ---------------------------------
                                           Jeffrey D. Wilson, Chairman and
                                            Chief Executive Officer


                                      -------------------------------------
                                      Bryan Holbrook



                                      CORPORATION:


                                      EDGEAUDIO.COM, INC.


                                      By:    /s/Jeffrey D. Wilson
                                             --------------------
                                                Jeffrey D. Wilson

                                      Title:  CEO
                                             ----






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